Exhibit 10.2

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM IF PUBLICLY DISCLOSED.

February 13, 2023

Sung Lee

[***]

[***]

Dear Sung,

Congratulations! We are excited to welcome you to Vir Biotechnology, Inc. (“Vir” or the “Company”). It is my pleasure to extend an offer as a Full-Term Employee on behalf of Vir.

Title and Reporting Relationship: You will initially have the position of Executive Vice President and Chief Financial Officer working out of Vir’s offices at 499 Illinois Street, Suite 500, San Francisco, CA 94158. You will report to George Scangos. This is a full-time, Full-Term Employee position and it is classified as exempt.

Start Date: March 27, 2023. This offer as a Full-Term Employee is contingent upon your agreement to start work on this date unless you and Vir agree to a different Start Date.

Base Salary: This Full-Term Employee position is full-time exempt, with an annualized base salary of $525,000, paid on a semi-monthly basis in accordance with Vir’s regular payroll cycle.

Retention Bonus: You are eligible to receive a one-time Retention Bonus of $500,000, subject to all applicable deductions and withholding. This Retention Bonus will be paid to you on the one-year anniversary of your Start Date. To receive the Retention Bonus, you must be employed by the Company on the day of the payment.

Relocation: It is a condition of your continued employment hereunder that you relocate to the San Francisco area. The Company has agreed to pay you up to approximately $460,000 for reasonable moving expenses incurred by you in connection with your relocation, including expenses incurred with flights or ground transportation, moving materials, and hotel accommodations, from Germany to the San Francisco area (the “Relocation Expenses”). By signing this letter, you expressly agree that, in the event your employment with the Company is terminated by the Company for Cause (as defined in the Severance Plan) or you resign without Good Reason (as defined in the Severance Plan) prior to the first anniversary of your employment Start Date, you agree to reimburse the Company for 100% of the Relocation Expenses paid to you pursuant to this paragraph, within thirty (30) days of separation.

Annual Bonus: As a Full-Term Employee you are eligible for an annual (calendar year) target bonus, with a target amount equal to 45% of your annual base salary, contingent upon the achievement of individual and Vir performance objectives and granted at the discretion of Vir’s

Board of Directors (the “Board”). Vir performance objectives will be established by Vir while individual performance objectives will set by your manager. To receive payment of any bonus, you must be employed by Vir at the time bonuses are paid. Any bonus awarded will generally be paid on or before March 15th of the year following the year for which the bonus is awarded and may be pro-rated for any year in which you provide less than a full year of service; provided, however that no bonus will be paid for any year in which less than three months of service is provided. Annual bonus payments and plans are discretionary and subject to the approval and/or modification by the Board in its sole discretion.

Equity: On or following commencement of your employment and subject to approval of the Board, Vir will grant you two equity awards under Vir’s 2019 Equity Incentive Plan, as may be amended from time to time (the “Equity Plan”). The equity awards will include: (1) an option to purchase 133,000 shares of Vir’s common stock (the “Option”) and (2) an award of restricted stock units (“RSUs”) covering 66,500 shares of Vir’s common stock. The Option will have an exercise price equal to the fair market value of Vir’s common stock on the date of grant and will vest over four (4) years, with 25% of the total number of shares subject to the Option vesting on the first anniversary of your employment Start Date and the remainder vesting in 36 equal monthly installments thereafter. The RSUs will vest over four (4) years, with one-quarter of the total number of RSUs vesting on each of the first four anniversaries of your employment Start Date. Vesting of the Option and RSUs will be contingent on your continued service with Vir through the applicable vesting date and will be subject to the terms and conditions of the Equity Plan and the applicable equity award agreement.

Benefits: As a Full-Term Employee, you shall be eligible to participate in the employee benefit plans maintained by Vir as are in effect from time to time and generally available to Vir employees, subject in each case to the terms and conditions of the plan in question. Any benefits offered by Vir are subject to change without notice at the sole discretion of Vir.

Paid Time Off (“PTO”) and Paid Sick Time: During your employment, you will be eligible for Paid Time Off consistent with Vir’s policy. We currently employ a non-accrued, flexible paid time off policy. Under the PTO policy, you may take time off from work as reasonably requested subject to prior written approval (for example, an email) by your manager. Approval will be based on: the needs of the business; work performance; and ability to meet your work commitments and duties.

All employees also receive ten (10) days of Paid Sick Time at the beginning of each calendar year. The permitted uses of Paid Sick Time are described in Vir’s Time Away from Work Policy.

At Will Employment Relationship. Employment with Vir is for no specific period of time. Your employment with the Company will be “at will,” meaning that either you or the Company may terminate your employment at any time and for any reason, with or without cause and with or without prior notice. Any contrary representations which may have been made to you are superseded by this offer. This is the full and complete agreement between you and the Company on this term. Although your job duties, title, compensation and benefits, as well as the Company’s personnel policies and procedures, may change from time to time, the “at will”

nature of your employment may only be changed in an express written agreement signed by you and the Company. Accordingly, this letter is not a contract and should not be construed as creating contractual obligations.

No Debarment: By signing this letter, you represent and warrant that you have not been debarred under Section (a) or (b) of 21 U.S.C. Section 335a and you do not appear on the United States Food and Drug Administration debarment list. You represent and warrant that you have not committed any crime or conduct that could result in such debarment or your exclusion from any governmental healthcare program. You represent and warrant that, to your knowledge, no investigations, claims or proceedings with respect to any such crimes or conduct are pending or threatened against you. You agree and will undertake to promptly notify the Company if you become debarred or proceedings have been initiated against you with respect to debarment at any time during the term of your employment.

No VISA Sponsorship: You agree that you do not now, and will not in the future, request or require Vir to sponsor you for any type of VISA or similar work permit in order to perform your job at Vir, as described herein, or to legally remain in the United States. By signing below, you confirm that Vir has not made any representations to you to the contrary.

Background Check: Employment in this position is contingent upon your consent to, and successful completion of, a background check. Although individuals occasionally may start work at Vir before the background check process have been completed, continued employment will require completion of a background investigation that is satisfactory to Vir in its sole discretion. Vir reserves the right to terminate the employment of an employee who has started work, but ultimately fails to satisfy the requirements of the pre-employment background check.

Proprietary Information: In your work for Vir, you will be expected not to use or disclose any confidential information, including trade secrets, of any former employer or other person to whom you have an obligation of confidentiality. You agree that you will not bring onto Vir premises any unpublished documents or property belonging to any former employer or other person to whom you have an obligation of confidentiality. You hereby represent that you have disclosed to Vir any conflicts of Interest or contract you have signed that may restrict your employment eligibility or activities on behalf of Vir. Further, you agree to protect against unauthorized disclosure of confidential information and to return any confidential information and other Company property when your employment ends

Miscellaneous: The offer of employment set forth in this letter is contingent upon: (i) your execution of our standard Employee Confidential Information and Invention Assignment Agreement (“CIIAA”), attached hereto as Exhibit A, along with your execution of this letter; (ii) your consent to a background check with results satisfactory to Vir in its sole discretion; and (iii) your presentation of satisfactory documentary evidence of your identity and authorization to work in the U.S. within three (3) business days of your Start Date. Your employment is subject to Vir’s personnel policies, procedures and benefit plans as they may be interpreted, adopted, revised or deleted from time to time in Vir’s sole discretion.

By signing this letter, you: (i) represent that you have full authority to accept this position and perform the duties of the position; (ii) specifically warrant that you are not subject to an employment agreement or restrictive covenant preventing full performance of your duties to Vir; (iii) agree to honor all obligations to former employers during your employment with Vir; (iv) acknowledge that the terms described in this letter, together with the CIIAA, set forth the entire understanding between us and supersedes any prior representations or agreements, whether written or oral; there are no terms, conditions, representations, warranties or covenants other than those contained herein; (v) agree that no term or provision of this letter may be amended waived, released, discharged or modified except in writing, signed by you and an authorized officer of Vir, except that Vir may, in its sole discretion, adjust salaries, incentive compensation, stock plans, benefits, job titles, locations, duties, responsibilities, and reporting relationships; and (vi) agree that this letter will be governed by the laws of the state of California.

[Remainder of page intentionally left blank]

If you are in agreement with the terms of this offer of employment as a Full-Term Employee, please sign below.

Sincerely,

Vir Biotechnology, Inc.

/s/ Steven Rice

Steven Rice

EVP, Chief Administrative Officer

Understood and Accepted:

/s/ Sung Lee

Sung Lee

February 13, 2013

Date Signed

Exhibit A – CIIAA

Exhibit A

For California Employees

VIR BIOTECHNOLOGY, INC.

EMPLOYEE CONFIDENTIAL INFORMATION AND INVENTION ASSIGNMENT AGREEMENT

In consideration of my employment or continued employment by Vir Biotechnology, Inc., its subsidiaries, parents, affiliates, successors and assigns (together “Company”), and the compensation paid to me now and during my employment with Company, I hereby enter into this Employee Confidential Information and Invention Assignment Agreement (the “Agreement”) and agree as follows:

1.
Confidential Information Protections.

1.1 Recognition of Company’s Rights; Nondisclosure. I understand and acknowledge that my employment by Company creates a relationship of confidence and trust with respect to Company’s Confidential Information (as defined below) and that Company has a protectable interest therein. At all times during and after my employment, I will hold in confidence and will not disclose, use, lecture upon, or publish any of Company’s Confidential Information, except as such disclosure, use or publication may be required in connection with my work for Company, or unless an officer of Company expressly authorizes such disclosure. I will obtain Company’s written approval before publishing or submitting for publication any material (written, oral, or otherwise) that discloses and/or incorporates any Confidential Information. I hereby assign to Company any rights I may have or acquire in such Confidential Information and recognize that all Confidential Information shall be the sole and exclusive property of Company and its assigns. I will take all reasonable precautions to prevent the inadvertent accidental disclosure of Confidential Information.

Notwithstanding the foregoing, pursuant to 18 U.S.C. Section 1833(b), I understand that:

(a) I shall not be held criminally or civilly liable under any Federal or State trade secret law for the disclosure of a trade secret that: (1) is made in confidence to a Federal, State, or local government official, either directly or indirectly, or to an attorney, and solely for the purpose of reporting or investigating a suspected violation of law; or (2) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal.

(b) An individual who files a lawsuit for retaliation by an employer for reporting a suspected violation of law may disclose the trade secret to the attorney of the individual and use the trade secret information in the court proceeding, if the individual files any document containing the trade secret under seal; and does not disclose the trade secret, except pursuant to court order.

(a)
Nothing in this Agreement shall interfere with or discourage a good faith disclosure to any governmental entity related to a suspected violation of the law. I further understand that the Company will not retaliate against me in any way for a disclosure made in accordance with the law.
1.2
Confidential Information. The term “Confidential Information” shall mean any and all confidential knowledge, data or information of Company. By way of illustration but not limitation, “Confidential Information” includes (a) trade secrets, inventions, mask works, ideas, processes, formulas, software in source or object code, data, programs, other works of authorship, know-how, improvements, discoveries, developments, designs and techniques and any other proprietary technology and all Intellectual Property Rights (as defined below) therein (collectively, “Inventions”); (b) information regarding research, development, new products, marketing and selling, business plans, budgets and unpublished financial statements, licenses, prices and costs, margins, discounts, credit terms, pricing and billing policies, quoting procedures, methods of obtaining business, forecasts, future plans and potential strategies, financial projections and business strategies, operational plans, financing and capital-raising plans, activities and agreements, internal services and operational manuals, methods of conducting Company business, suppliers and supplier information, and purchasing; (c) information regarding customers and potential customers of Company, including customer lists, names, representatives, their needs or desires with respect to the types of products or services offered by Company, proposals, bids, contracts and their contents and parties, the type and quantity of products and services provided or sought to be provided to customers and potential customers of Company and other non-public information relating to customers and potential customers; (d) information regarding any of Company’s business partners and their services, including names, representatives, proposals, bids, contracts and their contents and parties, the type and quantity of products and services received by Company, and other

Employee Confidential Information and Inventions Assignment Agreement

non-public information relating to business partners; (e) information regarding personnel, employee lists, compensation, and employee skills; and (f) any other non-public information which a competitor of Company could use to the competitive disadvantage of Company. Notwithstanding the foregoing, it is understood that, at all such times, I am free to use information which was known to me prior to my employment with Company or which is generally known in the trade or industry through no breach of this Agreement or other act or omission by me, and I am free to discuss the terms and conditions of my employment with others to the extent expressly permitted by Section 7 of the National Labor Relations Act.
1.3
Third Party Information. I understand, in addition, that Company has received and in the future will receive from third parties their confidential and/or proprietary knowledge, data or information (“Third Party Information”) subject to a duty on Company’s part to maintain the confidentiality of such information and to use it only for certain limited purposes. During the term of my employment and thereafter, I will hold Third Party Information in confidence and will not disclose to anyone (other than Company personnel who need to know such information in connection with their work for Company) or use, except in connection with my work for Company, Third Party Information or unless expressly authorized by an officer of Company in writing.
1.4
Term of Nondisclosure Restrictions. I understand that Confidential Information and Third Party Information is never to be used or disclosed by me, as provided in this Section 1. If a temporal limitation on my obligation not to use or disclose such information is required under applicable law, and the Agreement or its restriction(s) cannot otherwise be enforced, I agree and Company agrees that the two year period after the date my employment ends will be the temporal limitation relevant to the contested restriction; provided, however, that this sentence will not apply to trade secrets protected without temporal limitation under applicable law.
1.5
No Improper Use of Information of Prior Employers and Others. During my employment by Company, I will not improperly use or disclose confidential information or trade secrets, if any, of any former employer or any other person to whom I have an obligation of confidentiality, and I will not bring onto the premises of Company any unpublished documents or any property belonging to any former employer or any other person to whom I have an obligation of confidentiality unless consented to in writing by that former employer or person.

2.
Assignments of Inventions.
2.1
Definitions. As used in this Agreement, the term “Intellectual Property Rights” means all trade secrets, Copyrights, trademarks, mask work rights, patents and other intellectual property rights recognized by the laws of any jurisdiction or country; the term “Copyright” means the exclusive legal right to reproduce, perform, display, distribute and make derivative works of a work of authorship (as a literary, musical, or artistic work) recognized by the laws of any jurisdiction or country; and the term “Moral Rights” means all paternity, integrity, disclosure, withdrawal, special and any other similar rights recognized by the laws of any jurisdiction or country.
2.2
Excluded Inventions and Other Inventions. Attached hereto as Exhibit A is a list describing all existing Inventions, if any, (a) that are owned by me or in which I have an interest and were made or acquired by me prior to my date of first employment by Company, (b) that may relate to Company’s business or actual or demonstrably anticipated research or development, and (c) that are not to be assigned to Company (“Excluded Inventions”). If no such list is attached, I represent and agree that it is because I have no Excluded Inventions. For purposes of this Agreement, “Other Inventions” means Inventions in which I have or may have an interest, as of the commencement of my employment or thereafter, other than Company Inventions (as defined below) and Excluded Inventions. I acknowledge and agree that if I use any Excluded Inventions or any Other Inventions in the scope of my employment, or if I include any Excluded Inventions or Other Inventions in any product or service of Company, or if my rights in any Excluded Inventions or Other Inventions may block or interfere with, or may otherwise be required for, the exercise by Company of any rights assigned to Company under this Agreement, I will immediately so notify Company in writing. Unless Company and I agree otherwise in writing as to particular Excluded Inventions or Other Inventions, I hereby grant to Company, in such circumstances (whether or not I give Company notice as required above), a non-exclusive, perpetual, transferable, fully-paid and royalty-free, irrevocable and worldwide license, with rights to sublicense through multiple levels of sublicensees, to reproduce, make derivative works of, distribute, publicly perform, and publicly display in any form or medium, whether now known or later developed, make, have made, use, sell, import, offer for sale, and exercise any and all present or future rights in, such Excluded Inventions and Other Inventions. To the extent that any third parties have rights in any such Other Inventions, I hereby represent and warrant that such third party or parties have validly and irrevocably granted to me the right to grant the license stated above.
2.3
Assignment of Company Inventions. Inventions assigned to Company or to a third party as directed by Company pursuant to Section 2.6 are referred to in this Agreement as “Company Inventions.” Subject to Section 2.4 and except for Excluded Inventions set forth in Exhibit A and Other Inventions, I hereby assign to Company all my right, title, and interest in and to any and all Inventions (and all Intellectual Property Rights with respect thereto) made, conceived, reduced to practice, or learned by me, either alone or with others, during the period of my employment by Company. To the extent required by applicable Copyright laws, I agree to assign in the future (when any copyrightable Inventions are first fixed in a tangible medium of expression) my Copyright rights in and to such Inventions. Any assignment of Company Inventions (and all Intellectual Property Rights with respect thereto) hereunder includes an assignment of all Moral Rights. To the extent such Moral Rights cannot be assigned to Company and to the extent the following is allowed by the laws in any country where Moral Rights exist, I hereby unconditionally and irrevocably waive the enforcement of such Moral Rights, and all claims and causes of action of any kind against Company or related to Company’s customers, with respect to such rights. I further acknowledge and agree that neither my successors-in-interest nor legal heirs retain any Moral Rights in any Company Inventions (and any Intellectual Property Rights with respect thereto).
2.4
Unassigned or Nonassignable Inventions. I recognize that this Agreement will not be deemed to require assignment of any Invention that is covered under California Labor Code section 2870(a) (the “Specific Inventions Law”) except for those Inventions that are covered by a contract between Company and the United States or any of its agencies that require full title to such patent or Invention to be in the United States.
2.5
Obligation to Keep Company Informed. During the period of my employment, I will promptly and fully disclose to Company in writing all Inventions authored, conceived, or reduced to practice by me, either alone or jointly with others. At the time of each such disclosure, I will advise Company in writing of any Inventions that I believe fully qualify for protection under the provisions of the Specific Inventions Law; and I will at that time provide to Company in writing all evidence necessary to substantiate that belief. Company will keep in confidence and will not use for any purpose or disclose to third parties without my consent any confidential information disclosed in writing to Company pursuant to this Agreement relating to Inventions that qualify fully for protection under the Specific Inventions Law. I will preserve the confidentiality of any Invention that does not fully qualify for protection under the Specific Inventions Law.
2.6
Government or Third Party. I agree that, as directed by Company, I will assign to a third party, including without limitation the United States, all my right, title, and interest in and to any particular Company Invention.
2.7
Ownership of Work Product. I agree that Company will exclusively own all work product that is made by me (solely or jointly with others) within the scope of my employment, and I hereby irrevocably and unconditionally assign to Company all right, title and interest worldwide in and to such work product. I acknowledge that all original works of authorship which are made by me (solely or jointly with others) within the scope of my employment and which are protectable by Copyright are “works made for hire,” pursuant to United States Copyright Act (17 U.S.C., Section 101). I understand and agree that I have no right to publish on, submit for publishing, or use for any publication any work product protected by this Section, except as necessary to perform services for Company.
2.8
Enforcement of Intellectual Property Rights and Assistance. I will assist Company in every proper way to obtain, and from time to time enforce, United States and foreign Intellectual Property Rights and Moral Rights relating to Company Inventions in any and all countries. To that end I will execute, verify and deliver such documents and perform such other acts (including appearances as a witness) as Company may reasonably request for use in applying for, obtaining, perfecting, evidencing, sustaining and enforcing such Intellectual Property Rights and the assignment thereof. In addition, I will execute, verify and deliver assignments of such Intellectual Property Rights to Company or its designee, including the United States or any third party designated by Company. My obligation to assist Company with respect to Intellectual Property Rights relating to such Company Inventions in any and all countries will continue beyond the termination of my employment, but Company will compensate me at a reasonable rate after my termination for the time actually spent by me at Company’s request on such assistance. In the event Company is unable for any reason, after reasonable effort, to secure my signature on any document needed in connection with the actions specified in the preceding paragraph, I hereby irrevocably designate and appoint Company and its duly authorized officers and agents as my agent and attorney in fact, which appointment is coupled with an interest, to act for and on my behalf to execute, verify and file any such documents and to do all other lawfully permitted acts to further the purposes of the preceding paragraph with the same legal force and effect as if executed by me. I hereby waive and quitclaim to Company any and all claims, of any nature whatsoever, which I now or may hereafter have for infringement of any Intellectual Property Rights assigned under this Agreement to Company.
2.9
Incorporation of Software Code. I agree that I will not incorporate into any Company software or otherwise deliver to Company any software code licensed under the GNU General Public License or Lesser General Public License or any other license that, by its terms, requires or conditions the use or distribution of such code on the disclosure, licensing, or distribution of any source code owned or licensed by Company except in strict compliance with Company’s policies regarding the use of such software.
3.
Records.

I agree to keep and maintain adequate and current records (in the form of notes, sketches, drawings and in any other form that is required by Company) of all Confidential Information developed by me and all Company Inventions made by me during the period of my employment at Company, which records will be available to and remain the sole property of Company at all times.

4.
Duty of Loyalty During Employment.

I agree that during the period of my employment by Company, I will not, without Company’s express written consent, directly or indirectly engage in any employment or business activity which is directly or indirectly competitive with, or would otherwise conflict with, my employment by Company. I further understand and acknowledge that I am bound by a duty of loyalty pursuant to the California Labor Code.

5.
Reasonableness of Restrictions.
5.1
I agree that I have read this entire Agreement and understand it. I agree that this Agreement does not prevent me from earning a living or pursuing my career. I agree that the restrictions contained in this Agreement are reasonable, proper, and necessitated by Company’s legitimate business interests. I represent and agree that I am entering into this Agreement freely and with knowledge of its contents with the intent to be bound by the Agreement and the restrictions contained in it.
5.2
In the event that a court finds this Agreement, or any of its restrictions, to be ambiguous, unenforceable, or invalid, I and Company agree that the court will read the Agreement as a whole and interpret the restriction(s) at issue to be enforceable and valid to the maximum extent allowed by law.
5.3
If the court declines to enforce this Agreement in the manner provided in subsection 5.2, Company and I agree that this Agreement will be automatically modified to provide Company with the maximum protection of its business interests allowed by law and I agree to be bound by this Agreement as modified.
6.
No Conflicting Agreement or Obligation.

I represent that my performance of all the terms of this Agreement and as an employee of Company does not and will not breach any agreement to keep in confidence information acquired by me in confidence or in trust prior to my employment by Company. I have not entered into, and I agree I will not enter into, any agreement either written or oral in conflict with this Agreement.

7.
Return of Company Property.

When I leave the employ of Company, I will deliver to Company any and all drawings, notes, memoranda, specifications, devices, formulas and documents, together with all copies thereof, and any other material containing or disclosing any Company Inventions, Third Party Information or Confidential Information of Company. I agree that I will not copy, delete, or alter any information contained upon my Company computer or Company equipment before I return it to Company. In addition, if I have used any personal computer, server, or e-mail system to receive, store, review, prepare or transmit any Company information, including but not limited to, Confidential Information, I agree to provide Company with a computer-useable copy of all such Confidential Information and then permanently delete and expunge such

Confidential Information from those systems; and I agree to provide Company access to my system as reasonably requested to verify that the necessary copying and/or deletion is completed. I further agree that any property situated on Company’s premises and owned by Company, including disks and other storage media, filing cabinets or other work areas, is subject to inspection by Company’s personnel at any time with or without notice. Prior to leaving, I will cooperate with Company in attending an exit interview and completing and signing Company’s termination statement if required to do so by Company.

8.
Termination Certification.

Upon separation from employment with the Company, I agree to immediately sign and deliver to the Company the “Termination Certification” in a form identical or similar to the sample attached hereto as Exhibit B.

9.
Audit.

I acknowledge that I have no reasonable expectation of privacy in any computer, technology system, correspondence, calendar entries, telephone logs, and other business records, such as emails, voicemails, text messages, instant messages (IMs), instant messages, calendars, word processing files, spreadsheets, PDFs, JPEGs, PowerPoint presentations, databases, cloud-based storage, external media, hard drives, DVDs, CDs, USBs, thumb drives, temporary internet files, cookies, .ZIP files, and all other forms of electronic information, wherever it resides, including the Internet or the Company’s network. All information, data, and messages created, received, sent, or stored in these systems are, at all times, the property of the Company. As such, the Company has the right to audit and search all such items and systems, without further notice to me, to ensure that the Company is licensed to use the software on the Company’s devices in compliance with the Company’s software licensing policies, to ensure compliance with the Company’s policies, and for any other business-related purposes in the Company’s sole discretion. I understand that I am not permitted to add any unlicensed, unauthorized, or non-compliant applications to the Company’s technology systems, including, without limitation, open source or free software not authorized by the Company, and that I shall refrain from copying unlicensed software onto the Company’s technology systems or using non-licensed software or websites. I understand that it is my responsibility to comply with the Company’s policies governing use of the Company’s documents and the internet, email, telephone, and technology systems to which I will have access in connection with my employment.

I am aware that the Company has or may acquire software and systems that are capable of monitoring and recording all network traffic to and from any computer I may use. The Company reserves the right to access, review, copy, and delete any of the information, data, or messages accessed through these systems with or without notice to me and/or in my absence. This includes, but is not limited to, all e-mail and instant messages sent or received, all website visits, all chat sessions, all news group activity (including groups visited, messages read, and postings by me), and all file transfers into and out of the Company’s internal networks. The Company further reserves the right to retrieve previously deleted messages from instant messaging systems, e-mail or voicemail and monitor usage of the Internet, including websites visited and any information I have downloaded. In addition, the Company may review Internet and technology systems activity and analyze usage patterns and may choose to publicize this data to assure that technology systems are devoted to legitimate business purposes.

10.
Legal and Equitable Remedies.
10.1
I agree that it may be impossible to assess the damages caused by my violation of this Agreement or any of its terms. I agree that any threatened or actual violation of this Agreement or any of its terms will constitute immediate and irreparable injury to Company, and Company will have the right to enforce this Agreement and any of its provisions by injunction, specific performance or other equitable relief, without bond and without prejudice to any other rights and remedies that Company may have for a breach or threatened breach of this Agreement.
11.
Notices. Any notices required or permitted under this Agreement will be given to Company at its headquarters location at the time notice is given, labeled “Attention Chief Executive Officer,” and to me at my address as listed on Company payroll, or at such other address as Company or I may designate by written notice to the other. Notice will be effective upon receipt or refusal of delivery. If delivered by certified or registered mail, notice will be considered to have been given five business days after it was mailed, as evidenced by the postmark. If delivered by courier or express mail service, notice will be considered to have been given on the delivery date reflected by the courier or express mail service receipt.
12.
General Provisions.

12.1
Governing Law; Consent to Personal Jurisdiction. This Agreement will be governed by and construed according to the laws of the State of California as such laws are applied to agreements entered into and to be performed entirely within California between residents of California. I hereby expressly consent to the personal jurisdiction and venue of the state and federal courts located in California for any lawsuit filed there against me by Company arising from or related to this Agreement.
12.2
Severability. In case any one or more of the provisions, subsections, or sentences contained in this Agreement will, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability will not affect the other provisions of this Agreement, and this Agreement will be construed as if such invalid, illegal or unenforceable provision had never been contained in this Agreement. If moreover, any one or more of the provisions contained in this Agreement will for any reason be held to be excessively broad as to duration, geographical scope, activity or subject, it will be construed by limiting and reducing it, so as to be enforceable to the extent compatible with the applicable law as it will then appear.
12.3
Successors and Assigns. This Agreement is for my benefit and the benefit of Company, its successors, assigns, parent corporations, subsidiaries, affiliates, and purchasers, and will be binding upon my heirs, executors, administrators and other legal representatives.
12.4
Survival. This Agreement shall survive the termination of my employment, regardless of the reason, and the assignment of this Agreement by Company to any successor in interest or other assignee.
12.5
Employment At-Will. I agree and understand that nothing in this Agreement will change my at-will employment status or confer any right with respect to continuation of employment by Company, nor will it interfere in any way with my right or Company’s right to terminate my employment at any time, with or without cause or advance notice.
12.6
Waiver. No waiver by Company of any breach of this Agreement will be a waiver of any preceding or succeeding breach. No waiver by Company of any right under this Agreement will be construed as a waiver of any other right. Company will not be required to give notice to enforce strict adherence to all terms of this Agreement.
12.7
Export. I agree not to export, reexport, or transfer, directly or indirectly, any U.S. technical data acquired from Company or any products utilizing such data, in violation of the United States export laws or regulations.
12.8
Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act or other applicable law) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.
12.9
Advice of Counsel. I ACKNOWLEDGE THAT, IN EXECUTING THIS AGREEMENT, I HAVE HAD THE OPPORTUNITY TO SEEK THE ADVICE OF INDEPENDENT LEGAL COUNSEL, AND I HAVE READ AND UNDERSTOOD ALL OF THE TERMS AND PROVISIONS OF THIS AGREEMENT. THIS AGREEMENT WILL NOT BE CONSTRUED AGAINST ANY PARTY BY REASON OF THE DRAFTING OR PREPARATION OF THIS AGREEMENT.
12.10
Entire Agreement. The obligations pursuant to Sections 1 and 2 (except Subsection 2.4 and the second sentence of Subsection 2.7) of this Agreement will apply to any time during which I was previously engaged, or am in the future engaged, by Company as a consultant if no other agreement governs nondisclosure and assignment of inventions during such period. This Agreement is the final, complete and exclusive agreement of the parties with respect to the subject matter of this Agreement and supersedes and merges all prior discussions between us. No modification of or amendment to this Agreement will be effective unless in writing and signed by the party to be charged. Any subsequent change or changes in my duties, salary or compensation will not affect the validity or scope of this Agreement.

[signatures to follow on next page]

Employee Confidential Information and Inventions Assignment Agreement

EMPLOYEE or CONSULTANT:

I certify and acknowledge that I have read all of the provisions of this agreement carefully, that I understand its terms, and will fully comply with such provisions. I have completely filled out Exhibit A to this Agreement.

I further understand that this agreement is effective as of the date my employment or consultancy with the company commenced or will commence.

/s/ Sung Lee
(Signature)

Sung Lee

February 13, 2023

[***]
Email

COMPANY:

Accepted and agreed

Vir Biotechnology, Inc.

By:	/s/ Steven Rice

	Name:	Steven Rice
	Title:	EVP, Chief Administrative Officer

Email:	srice@vir.bio

Employee Confidential Information and Inventions Assignment Agreement

Signature Page

143550018 v1

Exhibit A

Excluded Inventions

TO:	Vir Biotechnology, Inc.
FROM:	Sung Lee
DATE:	February 13, 2023

This List of Pre-Employment Inventions, along with any attached pages, is part of and incorporated by reference into the attached Confidential Information and Invention Assignment Agreement.

INSTRUCTIONS TO EMPLOYEE: Please identify below pre-existing documents which describe, and upon which you will rely to establish your ownership of, your pre-employment inventions. Please do not disclose to the Company your pre-employment inventions in detail unless the Company expressly requests that you do.

In filling out this document, please note that witnesses are people who have read and understood the referenced document and who therefore can testify to the existence of the inventions, ideas or works of authorship. Also, inventions, ideas, or works of authorship not owned by you (for example because they have been assigned to a prior employer) are not to be listed here. If any documents are identified below, then the Company may request you to provide the documents and other information to determine if any impediments to employment by the Company exist.

1. Excluded Inventions Disclosure. Except as listed in Section 2 below, the following is a complete list of all Excluded Inventions:

☒ No Excluded Inventions.

☐ See below:

☐ Additional sheets attached.

2. Due to a prior confidentiality agreement, I cannot complete the disclosure under Section 1 above with respect to the Excluded Inventions generally listed below, the intellectual property rights and duty of confidentiality with respect to which I owe to the following party(ies):

	Excluded Invention	Party(ies)	Relationship
1.
2.
3.

☐ Additional sheets attached

Employee Confidential Information and Inventions Assignment Agreement

3. Limited Exclusion Notification.

This is to notify you in accordance with Section 2872 of the California Labor Code that the foregoing Agreement between you and Company does not require you to assign or offer to assign to Company any Invention that you develop entirely on your own time without using Company’s equipment, supplies, facilities or trade secret information, except for those Inventions that either:

a. Relate at the time of conception or reduction to practice to Company’s business, or actual or demonstrably anticipated research or development; or

b. Result from any work performed by you for Company.

To the extent a provision in the foregoing Agreement purports to require you to assign an Invention otherwise excluded from the preceding paragraph, the provision is against the public policy of this state and is unenforceable.

This limited exclusion does not apply to any patent or Invention covered by a contract between Company and the United States or any of its agencies requiring full title to such patent or Invention to be in the United States.

Employee Confidential Information and Inventions Assignment Agreement

Exhibit B

SAMPLE Termination Certification

This is to certify that I do not have in my possession, nor have I failed to return, any keys, devices, records, data, notes, reports, proposals, lists, correspondence, specifications, drawings, formulas, sketches, materials, equipment, any other Company documents or property, or reproductions of any and all aforementioned items belonging to Vir Biotechnology, Inc., its subsidiaries, affiliates, successors or assigns (together, the “Company”).

I further certify that I have complied with all the terms of the Company’s Confidential Information, and Invention Assignment Agreement (CIIAA) signed by me, including the reporting of any inventions and original works of authorship (as defined therein) conceived or made by me (solely or jointly with others), as covered by that agreement.

I further agree that, in compliance with the CIIAA, I will preserve as confidential all Company Confidential Information and associated Third Party Information, including trade secrets, confidential knowledge, data, or other proprietary information relating to products, processes, know-how, designs, formulas, developmental or experimental work, computer programs, databases, other original works of authorship, customer lists,, business plans, financial information, or other subject matter pertaining to any business of the Company or any of its employees, clients, partners, consultants, or licensees.

Date:

Signature

Sung Lee

Name of Employee (typed or printed)

Address for Notifications:

4816-9839-5840, v. 1

Employee Confidential Information and Inventions Assignment Agreement